Exhibit 99.1

kathy ireland Heath & Wellness, a Level Brands Business Unit, Enters into License with Isodiol Bringing the Parties Together in a Multimillion-Dollar Cannabidiol (CBD) Products Deal

Charlotte, NC – January 8, 2018 -- Level Brands, Inc. (NYSE American: LEVB), an innovative marketing and licensing company that provides bold, unconventional and socially responsible branding for leading businesses, announced today that it has entered into a licensing agreement with Vancouver-based Isodiol International Inc., (CSE: ISOL) (OTCQB: ISOLF) (FSE: LB6A.F), a global Bioactive Phytoceutical innovator specializing in the development of pharmaceutical and wellness products. Under the agreement, Isodiol will work with Level Brands to develop consumer products for kathy ireland® Health & Wellness, a licensor to Level Brands, and for Level Brands subsidiary I’M1, the company’s lifestyle brand for men. Encore Endeavor One (EE1), Level Brands’ corporate brand management and producer of experiential entertainment events, will provide strategic advisory services for the new wellness product lines.

Level Brands will receive an initial US$2 million payment in the form of Isodiol shares and initial cash payments of US$62,500 each due at execution of the licensing agreement and on June 30, 2018 . During the term of the agreement Level will also receive US$750,000 per quarter in the form of Isodiol shares and a 3% royalty on all gross sales of branded products. The contract term is for an initial five years. Marketing materials were designed and filmed in December 2017 and both parties intend to finalize all points of the negotiations no later than January 31, 2018.

"Isodiol is an innovative, progressive and pioneering company,” says Kathy Ireland, Level Brands’ Chairman Emeritus and Chief Brand Strategist. License Global magazine names Ireland one of the 19 most influential women in the licensing industry, Ireland is the subject of multiple Forbes magazine covers, domestic and international, and Furniture Today magazine names Ireland the 18th most influential leader in the furniture industry. “Their success in CBD products derived from hemp are 99%+ pure, bioactive and pharmaceutical grade. The products include body balm, tincture, skincare, nano-mist and functional beverages. One of the many responsibilities in this new venture is, for me personally, to serve as Educator in Chief about cannabidiol, and how it is used in Isodiol. This company is leading the strategy of appropriate uses of hemp derivatives, and Isodiol products are free of THC. It’s ironic that people find controversy in the powerfully useful hemp plant. Without THC, hemp has many natural and important uses, which are beneficial in countless ways. We need people to please understand, that hemp, without THC, is similar to a grape without fermentation. What the Isodiol team has done is, bring the best qualities of hemp-derived CBD to the market without any psychotropic element, whatsoever. This is the second product for kathy ireland® Health & Wellness, licensed by Level Brands, and we welcome the Isodiol team to our family at Level."

“Level Brands is committed to exploring new and cutting edge technologies and products and bringing them to the American market,” says Martin A. Sumichrast, Level Brands’ CEO. “Isodiol is a pioneer and a leader in the commercialization of a 99%+ pure, Bioactive pharmaceutical grade CBD derived from the hemp plant. We are excited to work with Isodiol on developing the highest quality hemp derivatives-based consumable and topical skin care products for kathy ireland® Health & Wellness and I’M1.”

“We look forward to benefitting from Kathy Ireland's proven track record in product strategy and marketing,” said Marcos Agramont, President of Isodiol. “Ms. Ireland has an uncanny sense of her consumers’ tastes and needs, which has led to their extraordinary loyalty and confidence in her products. Having brought over 17,000 diverse and popular products to market, she has captured the hearts and minds of millions of customers who actively and consistently support her brands. Ms. Ireland will bring tremendous energy into this burgeoning field, and we are eager to work with her and the incredible team assembled at Level Brands. ”

kathy ireland® Health & Wellness, I’M1 and EE1 are led in marketing and creative by Stephen Roseberry, President and Chief Marketing Officer of kathy ireland® Worldwide (kiWW®), together with kiWW®’s Global Creative Director, Jon Carrasco. I’M1 was co-founded by Kathy Ireland and Tommy Meharey - Marine, millennial father, global fashion model, concert producer, Vice President of kathy ireland® Weddings & Resorts, as well as the youngest Board of Directors member of kathy ireland® Worldwide.  EE1 was co-founded by Ireland and Nic Mendoza, heir to a family legacy with generations of extraordinary musical success. Mr. Mendoza is a certified sound specialist, with an emphasis on live performance, having toured with artists as diverse as Janet Jackson and Robin Thicke, and a producer of albums and musical theater.

The new Isodiol kathy ireland® Health & Wellness and I’M1 products are expected to debut in mid to late Spring 2018 and be available online and in select retail stores. Level Brands is committed to social responsibility, with each partner, client, and licensee supporting its Millennium Development Goals to improve the condition of lives around the world. Through this licensing agreement, Isodiol has made a corporate culture and financial commitment to support these goals with an emphasis on health and wellness.

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands creates bold, unconventional and socially responsible branding for leading businesses. With a focus on corporate brand management and consumer products marketing art, beauty, fashion, health & wellness including the beverage space, entertainment, and real estate. Licensed brand marketing is at the core of the Level Brand businesses: Ireland Men One or I'M1, for millennial men and the women who love them; Encore Endeavor One or EE1, corporate brand management and producer of experiential entertainment events and products across multiple platforms; kathy ireland® Health & Wellness; Beauty & Pin-Ups, Level Brands' hair care and disruptive women's products brand.

About Isodiol International Inc. (www.Isodiol.com)

Isodiol International, Inc. is the market leader in pharmaceutical grade phytochemical compounds and the industry leader in the manufacturing and development of phytoceutical consumer products.

Isodiol is the pioneer of many firsts for the cannabis industry including commercialization of 99%+ pure, bioactive pharmaceutical grade cannabinoids, micro-encapsulations, and nanotechnology for the highest quality consumable and topical skin care products.

Isodiol's growth strategy includes the development of over-the-counter and pharmaceutical drugs, expanding its phytoceutical portfolio, and aggressively continuing its international expansion into Latin America, Asia, and Europe.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of Isodiol International Inc.'s ability to introduce products under the terms of the license agreement and the level of any future sales of those products. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission (the "SEC") on December 26, 2017 and our other filings with the SEC. Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.